AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.1

	AGL Resources Inc.	Distribution Operations	Wholesale Services	Energy Investments

ASSETS
Current assets
Cash and Cash Equivalents	8,369,438	1,319,258	-	1,168,887
Receivables - net
Energy marketing	240,230,411	-	240,230,411	-
Gas	50,078,326	47,330,822	2,742,994	-
Other	48,920,896	27,299	(3,985)	21,466,997
Intercompany	(0)	2,908,024	26,848,777	23,976,148
Income tax receivable
Unbilled revenues	33,851,299	33,851,299	-	-
Inventories
Natural gas stored underground	107,381,432	43,239,994	64,141,437	-
Liquefied natural gas	5,930,778	5,930,778	-	-
Materials and supplies	4,899,107	4,897,272	-	-
Energy marketing and risk management asset	24,684,860	-	24,684,860	-
Unrecovered ERC - current portion	21,832,000	21,832,000	-	-
Unrecovered PRP costs - current portion	15,025,822	15,025,822	-	-
Unrecovered seasonal rates	9,314,131	9,314,131	-	-
Other current assets	15,904,009	33,342,571	270,224	2,824
Total current assets	586,422,509	219,019,270	358,914,719	46,614,856

Investment and equity in associated companies	(0)	-	-	(3,847,455)

Property, plant and equipment
Property, plant and equipment	3,323,244,066	3,144,601,161	5,608,562	62,303,151
Less accumulated depreciation	1,128,992,656	1,085,321,102	229,141	3,145,731
Property, plant and equipment - net	2,194,251,410	2,059,280,059	5,379,421	59,157,421

Deferred debits and other assets
Unrecovered PRP costs	499,266,631	499,266,631	-	-
Goodwill	176,184,977	176,184,977	-	-
Unrecovered ERC	173,288,240	174,533,150	-	0
Investments in joint ventures	74,761,358	-	-	74,761,358
Unrecovered postretirement benefits costs	10,918,615	10,918,615	-	-
Restricted investment for purchase of* telecommunications network	4,436,562			4,436,562
Intercompany notes receivable	-	-	-	-
Other	22,454,995	10,620,901	35,704	824,053
Total deferred debits and other assets	961,311,379	871,524,274	35,704	80,021,974
Total assets	3,741,985,298	3,149,823,604	364,329,844	181,946,795

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.1

	AGL Resources Inc.	Distribution Operations	Wholesale Services	Energy Investments

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	388,569,001	-	(999)	-
Energy marketing trade payable	250,666,323	-	250,666,323	-
Accounts payable - trade	91,103,400	24,603,468	64,391,385	1,777,387
Accrued PRP costs - current portion	50,000,000	50,000,000	-	-
Accrued ERC - current portion	41,300,000	41,300,000	-	-
Current portion of long-term debt	30,000,000	30,000,000	-	-
Accrued wages and salaries	23,011,108	2,027,591	1,004,547	67,771
Customer deposits	22,904,074	17,196,305	5,692,464	15,305
Accrued interest	19,153,655	9,004,306	-	-
Energy marketing and risk management liability	17,934,900	-	17,934,900	-
Accrued taxes	16,022,115	109,690,226	8,937,074	24,580,017
Intercompany payables	(0)	21,398,707	6,043,280	77,614,762
Other	65,050,642	38,360,234	1,148,469	3,618,475
Total current liabilities	1,015,715,218	343,580,837	355,817,444	107,673,716

Accumulated deferred income taxes	320,001,963	338,163,986	2,386,252	4,877,599

Long-term liabilities
Accrued PRP costs	444,000,001	444,000,001	-	-
Accrued pension obligations	72,685,250	3,698,412	-	(322,619)
Accrued ERC	63,688,332	63,688,332	-	-
Accrued postretirement benefit costs	49,169,900	49,381,908	-	-
Other	-	-	-	-
Total long-term liabilities	629,543,483	560,768,652	-	(322,619)

Deferred credits
Unamortized investment tax credit	20,217,851	20,217,851	-	-
Regulatory tax liability	13,538,915	13,538,915	-	-
Other	38,541,725	3,878,070	-	34,396,615
Total deferred credits	72,298,491	37,634,837	-	34,396,615

Capitalization
Long-term debt	767,000,000	647,317,598	-	-
Preferred securities	227,221,614	-	-	-
Common shareholders' equity
Common stock	289,012,735	637,124,504	201	175,200
Premium on common stock	209,765,739	393,588,357	(8,765,028)	19,514,871
Earnings reinvested	279,897,791	191,644,832	14,890,974	15,631,413
Other comprehensive income	(49,159,530)	-	-	-
Shares held in treasury and trust	(19,312,206)	-	-	-
Common shareholders' equity	710,204,528	1,222,357,694	6,126,147	35,321,484
Total capitalization	1,704,426,142	1,869,675,292	6,126,147	35,321,484
Total liabilities and capitalization	3,741,985,298	3,149,823,604	364,329,844	181,946,795

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.1

	Corporate	Eliminations

ASSETS
Current assets
Cash and Cash Equivalents	5,881,293	-
Receivables - net
Energy marketing	-	-
Gas	4,509	-
Other	27,430,585	-
Intercompany	405,244,666	(458,977,614)
Income tax receivable
Unbilled revenues	-	-
Inventories
Natural gas stored underground	-	-
Liquefied natural gas	-	-
Materials and supplies	1,836	-
Energy marketing and risk management asset	-	-
Unrecovered ERC - current portion	-	-
Unrecovered PRP costs - current portion	-	-
Unrecovered seasonal rates	-	-
Other current assets	5,742,611	(23,454,221)
Total current assets	444,305,499	(482,431,835)

Investment and equity in associated companies	780,395,883	(776,548,428)

Property, plant and equipment
Property, plant and equipment	110,731,191	-
Less accumulated depreciation	40,296,682	-
Property, plant and equipment - net	70,434,509	-

Deferred debits and other assets
Unrecovered PRP costs	-	-
Goodwill	-	-
Unrecovered ERC	(1,244,910)	-
Investments in joint ventures	3,474,231	(3,474,231)
Unrecovered postretirement benefits costs	-	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable	1,279,804,098	(1,279,804,098)
Other	10,974,338	-
Total deferred debits and other assets	1,293,007,757	(1,283,278,329)
Total assets	2,588,143,648	(2,542,258,593)

AGL Resources Inc.				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2002				Exhibit F.1a.1

	Corporate	Eliminations

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	388,570,000	-
Energy marketing trade payable	-	-
Accounts payable - trade	23,785,381	(23,454,221)
Accrued PRP costs - current portion	-	-
Accrued ERC - current portion	-	-
Current portion of long-term debt	-	-
Accrued wages and salaries	19,911,199	-
Customer deposits	-	-
Accrued interest	10,149,349	-
Energy marketing and risk management liability	-	-
Accrued taxes	(127,185,202)	-
Intercompany payables	353,920,865	(458,977,614)
Other	21,923,464	-
Total current liabilities	691,075,056	(482,431,835)

Accumulated deferred income taxes	(25,425,875)	-

Long-term liabilities
Accrued PRP costs	-	-
Accrued pension obligations	69,309,457	-
Accrued ERC	-	-
Accrued postretirement benefit costs	(212,008)	-
Other	-	-
Total long-term liabilities	69,097,450	-

Deferred credits
Unamortized investment tax credit	-	-
Regulatory tax liability	-	-
Other	267,040	-
Total deferred credits	267,040	-

Capitalization
Long-term debt	1,399,486,500	(1,279,804,098)
Preferred securities	227,221,614	-
Common shareholders' equity
Common stock	289,012,735	(637,299,905)
Premium on common stock	207,784,628	(402,357,089)
Earnings reinvested	(201,903,764)	259,634,335
Other comprehensive income	(49,159,530)	-
Shares held in treasury and trust	(19,312,206)	-
Common shareholders' equity	226,421,863	(780,022,659)
Total capitalization	1,853,129,977	(2,059,826,757)
Total liabilities and capitalization	2,588,143,648	(2,542,258,593)